Exhibit 24.1
HANOVER COMPRESSOR COMPANY
Power of Attorney
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Jackson and Lee E. Beckelman, and each of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Executed the 7th day of July, 2006.

HANOVER COMPRESSOR COMPANY
By:	/s/ John E. Jackson
	Name:	John E. Jackson
	Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Gary M. Wilson

Name:	Gary M. Wilson
Title:	Senior Vice President, General Counsel and Secretary

/s/ John E. Jackson	President, Chief Executive Officer and Director
John E. Jackson	(Principal Executive Officer)

/s/ Lee E. Beckelman	Vice President and Chief Financial Officer
Lee E. Beckelman	(Principal Financial Officer)

/s/ Anita H. Colglazier	Vice President and Controller
Anita H. Colglazier	(Principal Accounting Officer)

/s/ I. Jon Brumley I. Jon Brumley	Director

/s/ Ted Collins, Jr. Ted Collins, Jr.	Director

/s/ Margaret K. Dorman Margaret K. Dorman	Director

/s/ Robert R. Furgason Robert R. Furgason	Director

/s/ Victor E. Grijalva Victor E. Grijalva	Director

/s/ Gordon T. Hall Gordon T. Hall	Director

/s/ Stephen M. Pazuk Stephen M. Pazuk	Director

/s/ L. Ali Sheikh L. Ali Sheikh	Director

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